LEGG MASON PARTNERS SMALL CAP VALUE FUND
(formerly a series of Legg Mason Partners
Investment Funds, Inc.)

Sub-Item 77C

Registrant incorporates by reference Registrant's
Other definitive proxy statements
dated October 6, 2006 filed on October 6, 2006.
(Accession No. 0001193125-06-203842)